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                                                             EXHIBIT 23(N)

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 1998, with respect to the financial statements of Lift Systems, Inc. in Amendment No. 1 to the Registration Statement Form S-4 relating to $205,000,000 8.80% Senior Subordinated Notes due 2008 previously sold by United Rentals (North America), Inc. under Rule 144A in August 1998.

                                    /s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois

December 17, 1998